Calculation of Filing Fee Tables
F-3
UBS Group AG
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	4.875% Senior Notes due 2045 of UBS Group AG	Other	104,502,677.88	$ 1.00	$ 104,502,677.88	0.0001381	$ 14,431.82
Fees to be Paid	2	Debt	4.550% Senior Notes due 2026 of UBS Group AG	Other	395,800,850.32	$ 1.00	$ 395,800,850.32	0.0001381	$ 54,660.10
Fees to be Paid	3	Debt	3.750% Senior Notes due 2025 of UBS Group AG	Other	400,623,852.57	$ 1.00	$ 400,623,852.57	0.0001381	$ 55,326.15
Fees to be Paid	4	Debt	3.800% Senior Notes due 2023 of UBS Group AG	Other	175,079,315.5	$ 1.00	$ 175,079,315.50	0.0001381	$ 24,178.45
Fees to be Paid	5	Debt	3.800% Senior Notes due 2022 of Credit Suisse Group Funding (Guernsey) Limited	Other	13,856,732.28	$ 1.00	$ 13,856,732.28	0.0001381	$ 1,913.61
Fees to be Paid	6	Debt	7 1/8% Notes due July 15, 2032	Other	4,232,000	$ 1.00	$ 4,232,000.00	0.0001381	$ 584.44
Fees to be Paid	7	Other	Guarantees of UBS AG in connection with the 7 1/8% Notes due July 15, 2032 of Credit Suisse (USA) LLC	Other				0.0001381	$ 0.00
Fees to be Paid	8	Other	Subordinated Guarantees of UBS Group AG in connection with the 7 1/8% Notes due July 15, 2032 of Credit Suisse (USA) LLC	Other				0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,094,095,428.55		$ 151,094.57
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 151,094.57
Offering Note
[1]	(1) These securities were sold prior to the registration of such sales and are subsequently registered for the purpose of making an offer of rescission of such sales. In accordance with Rule 475(j) under the Securities Act of 1933, as amended (the "Securities Act"), the registration fee is to be calculated on the basis of the amount at which such securities were sold. To determine such price, the issuer has excluded any accrued interest, fees, selling concessions or other additional amounts. In addition to the rescission offer, the issuer of these securities or its affiliates may reoffer or resell these securities on an ongoing basis in market-making transactions. Pursuant to Rule 457(q) under the Securities Act, no separate registration fee is payable with respect to any such market-making transactions. The aggregate principal amount of the 4.875% Senior Notes due 2045 of UBS Group AG currently outstanding is $1,924,666,000.

[2]	(2) These securities were sold prior to the registration of such sales and are subsequently registered for the purpose of making an offer of rescission of such sales. In accordance with Rule 475(j) under the Securities Act, the registration fee is to be calculated on the basis of the amount at which such securities were sold. To determine such price, the issuer has excluded any accrued interest, fees, selling concessions or other additional amounts. In addition to the rescission offer, the issuer of these securities or its affiliates may reoffer or resell these securities on an ongoing basis in market-making transactions. Pursuant to Rule 457(q) under the Securities Act, no separate registration fee is payable with respect to any such market-making transactions. The aggregate principal amount of the 4.550% Senior Notes due 2026 of UBS Group AG currently outstanding is $1,982,535,000.

[3]	(3) These securities were sold prior to the registration of such sales and are subsequently registered for the purpose of making an offer of rescission of such sales. In accordance with Rule 475(j) under the Securities Act, the registration fee is to be calculated on the basis of the amount at which such securities were sold. To determine such price, the issuer has excluded any accrued interest, fees, selling concessions or other additional amounts. These securities have matured and are no longer outstanding.

[4]	(3) These securities were sold prior to the registration of such sales and are subsequently registered for the purpose of making an offer of rescission of such sales. In accordance with Rule 475(j) under the Securities Act, the registration fee is to be calculated on the basis of the amount at which such securities were sold. To determine such price, the issuer has excluded any accrued interest, fees, selling concessions or other additional amounts. These securities have matured and are no longer outstanding.

[5]	(3) These securities were sold prior to the registration of such sales and are subsequently registered for the purpose of making an offer of rescission of such sales. In accordance with Rule 475(j) under the Securities Act, the registration fee is to be calculated on the basis of the amount at which such securities were sold. To determine such price, the issuer has excluded any accrued interest, fees, selling concessions or other additional amounts. These securities have matured and are no longer outstanding. (4) The 3.800% Senior Notes due 2022 of Credit Suisse Group Funding (Guernsey) Limited were guaranteed by Credit Suisse Group AG. As these securities have matured and are no longer outstanding, such guarantees are note being registered under this Registration Statement.

[6]	(5) Certain of these securities were sold prior to the registration of such sales and are subsequently registered for the purpose of making an offer of rescission of such sales. In accordance with Rule 475(j) under the Securities Act, the registration fee is to be calculated on the basis of the amount at which such securities were sold. To determine such price, the issuer has excluded any accrued interest, fees, selling concessions or other additional amounts. In addition to the rescission offer, the issuer of these securities or its affiliates may reoffer or resell these securities on an ongoing basis in market-making transactions. Pursuant to Rule 457(q) under the Securities Act, no separate registration fee is payable with respect to any such market-making transactions. The aggregate principal amount of the 7 1/8% Notes due July 15, 2032 of Credit Suisse (USA) LLC currently outstanding is $742,344,000.

[7]	(6) No separate consideration will be received for the subordinated guarantees of UBS Group AG and the guarantees of UBS AG in connection with the 7 1/8% Notes due July 15, 2032 of Credit Suisse (USA) LLC. Pursuant to Rule 475(n) under the Securities Act, no registration fee is payable with respect to the subordinated guarantees of UBS Group AG and guarantees of UBS AG being registered.

[8]	(6) No separate consideration will be received for the subordinated guarantees of UBS Group AG and the guarantees of UBS AG in connection with the 7 1/8% Notes due July 15, 2032 of Credit Suisse (USA) LLC. Pursuant to Rule 475(n) under the Securities Act, no registration fee is payable with respect to the subordinated guarantees of UBS Group AG and guarantees of UBS AG being registered.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A